                                                                    EXHIBIT 10.2



                                LEASE AGREEMENT



                                 by and between


                            HERNANDO COUNTY, FLORIDA
           a political subdivision of the State of Florida ("County")

                                      and

                               HERNANDO HMA, INC.

                                LEASE AGREEMENT
                                ---------------

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
ARTICLE I
                       RECITALS, DEFINITIONS AND DEMISE........   2
              1.1  RECITALS....................................   2
              1.2  DEFINITIONS.................................   2
              1.3  DEMISE OF THE LEASED PREMISES...............  12

ARTICLE II
                               REPRESENTATIONS.................  12
              2.1  REPRESENTATIONS OF LESSOR...................  12
              2.2  REPRESENTATIONS OF LESSEE...................  14

ARTICLE III
                      LEASE TERM AND RENTAL PROVISIONS.........  15
              3.1  LEASE TERM..................................  15
              3.2  EXPIRATION OR TERMINATION OF LEASE..........  15
              3.3  RENT........................................  22

ARTICLE IV
                      OPERATION OF HOSPITAL FACILITIES.........  22
              4.1  OPERATION OF HOSPITAL FACILITIES............  22

ARTICLE V
                             TAXES AND UTILITIES...............  30
              5.1  TAXES.......................................  30
              5.2  UTILITIES...................................  31

ARTICLE VI
                                  INSURANCE....................  32
              6.1  INSURANCE...................................  32
              6.2  BLANKET POLICIES............................  34
              6.3  INCREASE IN COVERAGE........................  34
              6.4  QUALIFIED INSURER AND STANDARD PROVISIONS...  35
              6.5  LIABILITY PROTECTION........................  36
              6.6  INSURANCE PROCEEDS..........................  36

ARTICLE VII
                            MAINTENANCE AND REPAIR
                        ALTERATIONS AND IMPROVEMENTS...........  36
              7.1  CONDITION OF HOSPITAL FACILITIES............  36
              7.2  REPAIRS.....................................  37
              7.3  ALTERATIONS AND IMPROVEMENTS................  37
              7.4  REMOVAL OR DISPOSITION OF PROPERTY..........  37
              7.5  DAMAGED OR DESTROYED PROPERTY...............  38
              7.6  CONSTRUCTION LIENS..........................  39

ARTICLE VIII
                     ASSIGNMENTS, SUBLEASES AND ENCUMBRANCES........  40
              8.1  ASSIGNMENTS AND TRANSFERS, BUSINESS
                   COMBINATIONS, AND RIGHT OF FIRST REFUSAL
                   TO LESSOR........................................  40
              8.2  RESTRICTIONS ON MORTGAGE OR OTHER
                   ENCUMBRANCES OF LEASED PREMISES BY LESSEE........  44

ARTICLE IX
                       ADDITIONAL COVENANTS OF LESSEE...............  45
              9.1  PROTECTION OF THE LEASED PREMISES................  45

ARTICLE X
                       EVENTS OF DEFAULT AND REMEDIES...............  45
              10.1 EVENTS OF DEFAULT DEFINED........................  45
              10.2 REMEDIES ON DEFAULT..............................  47
              10.3 ADVANCES BY LESSOR...............................  47
              10.4 AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES....  48
              10.5 WAIVER...........................................  48

ARTICLE XI
                          ENVIRONMENTAL PROVISIONS..................  49
              11.1 COMPLIANCE.......................................  49
              11.2 COMPLETION OF REMEDIAL WORK......................  50
              11.3 CLAIMS...........................................  51
              11.4 ASBESTOS.........................................  51

ARTICLE XII
                                CONDEMNATION........................  51
              12.1 TAKING...........................................  51
              12.2 LAST YEAR OF LEASE TERM..........................  51
              12.3 COLLECTION OF AWARDS.............................  52
              12.4 NON-TERMINATION OF LEASE.........................  52
              12.5 BUSINESS LOCATION EXPENSES.......................  52

ARTICLE XIII
                             ASSUMPTION OF RISK.....................  53
              13.1 USE AND OCCUPATION...............................  53
              13.2 LIABILITY........................................  53

ARTICLE XIV
                                  INDEMNITY.........................  54
              14.1 GENERAL INDEMNITY................................  54
              14.2 CONTAMINATION INDEMNITY..........................  54

ARTICLE XV
                                MISCELLANEOUS.......................  55
              15.1 COVENANT OF QUIET ENJOYMENT......................  55
              15.2 COUNTERPARTS.....................................  55
              15.3 BINDING EFFECT...................................  56
              15.4 SEVERABILITY.....................................  56
              15.5 ARTICLE AND SECTION CAPTIONS.....................  56
              15.6 ENTIRE AGREEMENT.................................  56
              15.7 GUARANTY AGREEMENT...............................  57
              15.8 PLACE OF DELIVERY OF RENT AND NOTICES............  57

              15.9  RADON GAS.......................................  58
              15.10 LESSOR'S ACCESS TO LEASED PREMISES..............  58
              15.11 SURRENDER.......................................  59
              15.12 RELATIONSHIP OF PARTIES.........................  61
              15.13 BROKER'S COMMISSIONERS..........................  61
              15.14 INTERPRETATION AND VENUE........................  61
              15.15 TIME OF THE ESSENCE.............................  61
              15.16 SOVEREIGN IMMUNITY..............................  62
              15.17 CERTIFICATION...................................  62
              15.18 INDUCEMENT......................................  63
              15.19 MEMORANDUM OF LEASE.............................  63
              15.20 FURTHER ASSURANCE...............................  63


Exhibit "A"    Composite Legal Description - Leased Premises
Exhibit "B"    Indigent Care Policy
Exhibit "C"    Asbestos
Exhibit "D"    Guaranty
Exhibit "E"    Memorandum of Lease

                                LEASE AGREEMENT
                                ---------------

     THIS LEASE AGREEMENT is made as of the 1st day of June, 1998, by and between HERNANDO COUNTY, FLORIDA, a political subdivision of the State of Florida ("Lessor"), acting through its Board of County Commissioners, and HERNANDO HMA, INC., a Florida for profit corporation ("Lessee").

                                    RECITALS
                                    --------

     WHEREAS, Lessor has previously leased certain property in Hernando County, Florida, to Regional Healthcare, Inc., a Florida not-for-profit corporation ("RHI"), and its predecessors for operation of Hospital Facilities (as hereinafter defined) to benefit the residents of Hernando County and adjacent areas;

     WHEREAS, on or about February 26, 1993, RHI and its affiliates, Spring Hill Regional Hospital, Inc. ("Spring Hill"), Hernando Healthcare Inc., ("HHI") and Healthcare Realty Corporation ("HRC") filed Chapter 11 petitions with the United States Bankruptcy Court, Middle District of Florida, Tampa Division (the "Bankruptcy Court");

     WHEREAS, the Debtors filed a Plan of Arrangement in the Bankruptcy Court which contemplated the sale and/or lease of the Hospital Facilities to a third party and subsequently entered into negotiations with the Lessee pertaining to such transaction;

     WHEREAS, pursuant to the provisions of that certain Definitive Agreement dated as of the 12th day of March, 1998, by and among RHI, Spring Hill, HHI, and Lessee, as amended by Amendment to Definitive Agreement dated May 18, 1998 (together the "Agreement"), Lessee has agreed to lease the Leased Premises (as hereinafter defined) subsequent to the approval by the Bankruptcy Court of the Agreement and this Lease Agreement.

     WHEREAS, Lessor has agreed to lease the Leased Premises owned by Lessor to Lessee upon, and subject to, the terms set forth herein, subsequent to the approval by the Bankruptcy Court of the Agreement and this Lease Agreement and at such time as delivery of the Lease Agreement is required under the terms of the Agreement;

     WHEREAS, Lessee has agreed to continue to operate the Leased Premises as Hospital Facilities and to establish a Governing Board (as herein defined) that would have certain advisory as well as specific responsibilities, all as hereinafter set forth, in the oversight of the operation of the Hospital Facilities; and

     WHEREAS, pursuant to the provisions of Florida Statutes, Section 155.40, Lessor has the authority to enter into this Lease Agreement.

                                 AGREEMENTS
                                 ----------

     NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements hereinafter contained, Lessor and Lessee hereby agree as follows:

                                   ARTICLE I

                        RECITALS, DEFINITIONS AND DEMISE

SECTION      1.1 RECITALS
-------------------------

     The recitals stated above are true and correct and are incorporated into this Lease by this reference.

SECTION      1.2 DEFINITIONS
----------------------------

     The following terms, when used in this Lease, shall have the following meaning:

     A. "Affiliate" means an entity which, directly or indirectly, controls, is controlled by, or is under common control with, the referenced party.

     B. "Brooksville Regional Hospital" means the hospital facilities known as Brooksville Regional Hospital located on the land described for such facility in Composite Exhibit "A" attached hereto and incorporated herein, together with all improvements, additions and fixtures installed, constructed or placed thereon, and all appurtenances and hereditaments pertaining thereto, whether now existing or whether installed, placed or constructed thereon after the date of this Lease, less any parts thereof which may be taken by exercise of the power of eminent domain.

     C.   "Commencement Date" means as of June 1, 1998.

     D.   "Debtors" mean RHI, Spring Hill and HHI.

     E. "Environmental Condition" means any noncompliance on or about the Leased Premises with any Environmental Law caused by Lessee's Operations on the Leased Premises.

     F. "Environmental Law" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to the Handling (as hereinafter defined), emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances, materials or wastes, including without limitation petroleum products, into the environment including, without limitation, ambient air, surface water, ground water, or land.

     G. "Environmental Notice" means any written notice or report of any the following:

          1) Any suit, proceeding, investigation, order, consent order, injunction, writ, award, or action related to or affecting the Handling of any Waste (as hereinafter defined) on or about the Leased Premises relating to Lessee's Operations (as hereinafter defined) on the Leased Premises;

          2) Any Spill or Environmental Condition on or about the Leased Premises relating to Lessee's Operations on the Leased Premises;

          3) Any dispute relating to the Handling of any Waste, Spill or Environmental Condition on or about the Leased Premises relating to Lessee's Operations on the Leased Premises;

          4) Any claims by or against any insurer related to or arising out of any Waste, Spill or Environmental Condition on or about the Leased Premises relating to Lessee's Operations on the Leased Premises;

          5) Any recommendations or requirements of any governmental or regulatory authority, or insurer relating to any Handling of Waste, Spill, or Environmental Condition on or about the Leased Premises, relating to Lessee's Operations on the Leased Premises;

          6) Any legal requirement or deficiency related to the Handling of Waste, Spill or Environmental Condition on or about the Leased Premises relating to Lessee's Operations on the Leased Premises; or

          7) Any notice given to a tenant, concessionaire, manager, or other party or entity occupying or using the Leased Premises, or any part thereof which has engaged in or engages in the Handling of any Waste on or about the Leased Premises during the period of Lessee's Operations.

     H.   "Excluded Assets" means, collectively:

          1) Cash, cash deposits and escrows, and all other cash equivalent items of Lessee, including all investments of Lessee;

          2) Lessee's corporate and fiscal records and other records pertaining to the operation of the Hospital Facilities by Lessee which Lessee is required by law to retain in its possession to the extent that such records are not necessary for the operation of the Hospital Facilities by Lessor; and

          3) All refunds and reimbursements for periods within the Lease Term, even if payable after the expiration of the Lease Term, available from insurors, third party payors, Medicaid and Medicare under applicable rules and regulations and other comparable programs;

          4) All accounts receivable that exist and are available to the Lessee for periods on or prior to the expiration or termination of the Lease; and

          5) All notes payable held by Lessee as of the date of the expiration or termination of the Lease, including notes signed by physicians.

     I. "Governing Board" means the local governing board of the Hospital Facilities, initially consisting of the present members of the Board of Directors of Debtors and the Chief Executive Officer and Operations Vice President of Lessee.

     J. "Guarantor" means Health Management Associates, Inc. a Delaware corporation.

     K. "Handling" means the use, treatment, storage, manufacture, processing, distribution, transport, placement, handling, discharge, generation, production or disposal.

     L. "Hospital Facilities" means (i) Brooksville Regional Hospital and Spring Hill Regional Hospital and any new hospital developed on the Leased Premises by Lessee that replaces either Hospital (singularly, hereinafter "Hospital"), (ii) medical offices and administrative facilities appurtenant to Brooksville Regional Hospital and Spring Hill Regional Hospital, (iii) all ancillary facilities pertaining to the operation of each of the Hospitals, and
(iv) all fixtures in the Hospital and the ancillary, office and administrative facilities, all of which are located on the Leased Premises that were transferred by the Debtors to Lessor immediately prior to the Commencement Date of this Lease, whether now existing or whether installed, constructed or placed on the Leased Premises after the date of this Lease, less any portions thereof and interests therein released in writing by Lessor and Lessee from this Lease or taken by the exercise of the power of eminent domain.

     M. "Indemnified Parties" means Lessor and Lessor's successor and assigns, including all employees, commissioners and administrators of the Lessor.

     N. "Indemnity" means the indemnity provisions contained in this Lease in favor of Lessor. Wherever this Lease requires Lessee to indemnify Lessor, such indemnity shall extend to all claims arising in connection with the indemnified matter and shall expressly include all of Lessor's attorneys' fees and costs and consultants' fees.

Upon written request of Lessor, Lessee shall defend and hold Lessor harmless and shall undertake the defense of Lessor, at Lessee's sole expense, in connection with any indemnity set forth in this Lease. Lessee shall have the right to settle and/or compromise any claim that is the subject of Lessee's Indemnity obligations provided for in this Lease. In no event shall Lessor be required or obligated to advance any attorneys' fees and costs or consultant's fees as a condition to enforcement of any indemnity of Lessee under this Lease. In the event Lessee fails or refuses to undertake the defense of Lessor at Lessee's expense or fails to pay, when incurred, the reasonable attorneys' fees and costs and reasonable consultants' fees of Lessor after receiving such request, or if Lessee fails to diligently and continuously conduct such defense after receiving such request as determined by Lessor in its sole discretion, then if Lessor so elects, Lessor may undertake such defense without reducing Lessee's obligation to protect, indemnify and hold harmless Lessor as provided in this Lease, and Lessee shall pay the costs incurred by Lessor in undertaking its own defense, including but not limited to, reasonable attorneys' fees and costs and reasonable consultants' fees. All such fees and costs incurred by Lessor shall constitute a portion of the indemnification duties set forth in this Lease. It is the intent of the parties that Lessee shall pay, address, and satisfy in full all such fees and costs incurred by Lessor from the date of the assertion of any claim through the appellate process at no expense to Lessor.

     O. "Judicial Determination" means the final decision of a court of competent jurisdiction subsequent to expiration of all appeals and/or appeal periods and the posting of a supersedeas bond, if required, in the appeal process.

     P. "Lease" and "Lease Agreement" mean this Lease Agreement and all duly executed amendments thereto.

     Q. "Lease Term" means the period that Lessee has the right to possession under this Lease which shall begin on the Commencement Date and shall expire on June 1, 2028, unless sooner terminated pursuant to the provisions of this Lease.

     R.   "Leased Premises" means:

          1) The real property and facilities pertaining to Brooksville Regional Hospital, Spring Hill Regional Hospital, Brooksville Service Center, Brooksville Enrichment Center, Pinebrook Medical Center and parking lot, all as specifically described in Composite Exhibit "A" attached hereto and incorporated herein, including all buildings, improvements, additions, appurtenances and hereditaments thereto, all of which are used as or constitute a part of the Hospital Facilities.

          2) A total of one hundred sixty-seven (167) licensed hospital beds comprised of ninety-two (92) beds at Brooksville Regional Hospital and seventy-five (75) beds at Spring Hill Regional Hospital (all of which are appurtenances to Brooksville Regional Hospital) and any expansion or additions thereto together with all improvements, fixtures and appurtenances; and

          3) All other assets which make up and comprise the Hospital Facilities, including medical offices and administrative facilities appurtenant to Brooksville Regional Hospital and Spring Hill Regional Hospital which were owned or operated by any of the Debtors and transferred to Lessor immediately prior to the Commencement Date of this Lease, (including, without limitation, Brooksville Enrichment Center, Brooksville Service Center, Pinebrook Medical Center, and the Desoto Avenue Parking Lot, all as more particularly described in Composite Exhibit "A") and all fixtures and appurtenances thereto whether now existing or whether installed, constructed or placed on the Leased Premises after the date of this Lease, less any parts thereof and interests therein released in writing from this Lease by Lessor and Lessee or taken by the exercise of the power of eminent domain.

     S. "Lessee" means Hernando HMA, Inc., a Florida for-profit corporation, and its successors and assigns as specifically provided for in this Lease Agreement, including any surviving, resulting or transferee corporation that may be permitted under Section 8.1 of this Lease.

     T. "Lessor" means Hernando County, a political subdivision of the State of Florida, and its successors and assigns.

     U. "Operations" means Lessee's or any other party's use or occupancy of the Leased Premises from the date Lessee first enters the Leased Premises through the expiration or termination of this Lease (or the date Lessee vacates the Leased Premises, whichever is later).

     V. "Permitted Encumbrances" means those certain title exceptions set forth in Schedule B, Section 2, subsections 6 through 17 of the Title Commitment, and matters shown on the Survey.

     W. "Rental Payment" means all payments due from Lessee to Lessor or otherwise required to be paid by Lessee pursuant to the terms of this Lease.

     X. "Spill" means any major spill, contamination, discharge, leakage, release or escape of any Waste in or affecting the Leased Premises as a result of Lessee's Operations, whether sudden or gradual, accidental or anticipated, or of any other nature or manner that has previously occurred as a result of Lessee's Operations or which may occur as a result of Lessee's Operations.

     Y. "Spring Hill Regional Hospital" means the real property described for such facility in Composite Exhibit "A" attached hereto and incorporated herein, together with all improvements, additions, and fixtures installed, constructed or placed thereon, and all appurtenances and hereditaments thereto, whether now existing or whether installed, placed or constructed thereon after the date of this Lease, less any parts thereof which may be taken by exercise of the power of eminent domain.

     Z. "Survey" means the following ALTA surveys of the Leased Premises prepared by Heidt and Associates, Inc.: Drawing No. 222219-1 dated February 11, 1998, Drawing No. 342218-1 dated February 23, 1998, Drawing No. 342318-1 dated February 23, 1998, and Drawing No. 182220-1 dated February 23, 1998, certified in accordance with generally accepted professional standards, and describing the boundaries, improvements, setbacks and all matters of record set forth in the Title Commitment.

     AA. "Taxes" means all real estate and personal property taxes, including general and special assessments, and all other charges, taxes and assessments, ordinary and extraordinary, foreseen and unforeseen, which are levied, imposed or assessed upon or against this Lease, against the leasehold estate, against the Leased Premises and against all leasehold improvements and all fixtures that may be constructed or installed on the Leased Premises, as well as all sales, use, excise, and all other taxes of any nature whatsoever now or hereafter imposed by any lawful authority on all Rental and/or payments due or required under this Lease. The term "Taxes" shall also include all fees for licenses and permits, and all fees, charges, taxes and assessments, now or hereafter imposed, foreseen and unforeseen, that may be due, levied or assessed against Lessee or any business conducted on or affiliated with the Leased Premises during the Lease Term.

     BB. "Title Commitment" means the Leasehold Title Insurance Commitment dated February 9, 1998, Case No. 9801043, issued by Lawyers Title Insurance Corporation, that will insure as of the commencement of the Lease that the Lessor and Lessee, as their respective interests may appear, have good and marketable title to the Leased Premises, and that the Leased Premises are free and clear of all liens, encumbrances, charges, assessments, taxes, easements, restrictions and stipulations except for items shown on Schedule B - Section 1 of the Title Commitment that will be removed or satisfied at or before Closing and the Permitted Encumbrances.

     CC.  "Unwind" means the unwind transaction of this Lease as set forth in
Section 3.2(C).

     DD. "Waste" means any contaminant, chemical, petroleum product, waste, waste product, radioactive waste, poly-chlorinated biphenyls, asbestos, hazardous or toxic substance, contaminant, pollutant, substance, or waste of any kind, and any other substance which is regulated by any Environmental Law which is caused by Lessee's Operations on the Leased Premises.

SECTION      1.3 DEMISE OF THE LEASED PREMISES
----------------------------------------------

     For and in consideration of the Lessee's timely payment of the Rental Payment and the Lessee's timely performance of the other covenants and agreements of Lessee required under this Lease, Lessor does hereby demise and lease to Lessee, and Lessee does hereby lease, take, and hire from Lessor, the Leased Premises, and all appurtenances and hereditaments relating thereto.

                                  ARTICLE II

                                REPRESENTATIONS

SECTION      2.1 REPRESENTATIONS OF LESSOR
------------------------------------------

     Lessor makes the following representations to Lessee:

     A. Lessor is a political subdivision of the State of Florida duly created and existing pursuant to the laws and Constitution of the State of Florida, and has the power to enter into this Lease.

     B. Lessor is duly authorized to execute and deliver this Lease and contemporaneous with the signing of this Lease, shall deliver to Lessee a copy of the Certified Resolution of the County Commission authorizing the appropriate representative of the Lessor to sign the Lease and all other documents required by the Lessor to effect the lease of the Leased Premises as provided herein.

     C. This Lease is the legally binding obligation of Lessor and is enforceable against Lessor in accordance with its terms, except as enforceability against Lessor may be affected by its bankruptcy, insolvency, other laws governing creditors' rights generally, and equitable principles.

     D. The leasing of the Leased Premises to Lessee will enable Lessee to provide needed hospital and health care facilities in Hernando County and will promote the health and welfare of the people of Hernando County.

     E. Lessor has good title to the Leased Premises and shall deliver to Lessee such affidavits and certificates as may be reasonably necessary to delete the standard exceptions to the title insurance policy to be issued pursuant to the Title Commitment and shall deliver such instruments to Lessee as are required to be delivered by the Lessor as set forth in Schedule B, Section 1, of the Title Commitment.

     F. Lessor acknowledges that the Leased Premises are in compliance with and in concurrence with all applicable land use and zoning regulations of Hernando County, Florida, that pertain to those portions of the Leased Premises located in the unincorporated areas of Hernando County, Florida, and represents as to those portions of the Leased Premises that are located within any municipality within Hernando County, Florida, that the Lessor is not aware of nor has Lessor received any written notice of noncompliance of the Leased Premises with respect to any zoning code of the applicable municipality.

     G. Lessor, without independent investigation, is not aware of any litigation or claims made against the Leased Premises other than claims that were made through the Bankruptcy Court.

SECTION      2.2 REPRESENTATIONS OF LESSEE
------------------------------------------

     Lessee makes the following representations to Lessor:

     A. Lessee is a duly incorporated for-profit corporation, in good standing under the laws of the State of Florida, and empowered to operate hospital and health care facilities under the laws of the State of Florida.

     B. Lessee is duly authorized to enter into this Lease and to perform its obligations under this Lease.

     C. This Lease is the legally binding obligation of Lessee and is enforceable against Lessee in accordance with its terms, except as enforceability against Lessee may be affected by its bankruptcy, insolvency, other laws governing creditors' rights generally, and equitable principles.

     D. Lessee is in compliance in all material respects with all applicable statutes, rules, regulations and requirements of all applicable governmental entities having jurisdiction over Lessee and its operations, including, without limitation, the Florida Agency for Health Care Administration, and Lessee has timely filed all reports, data and other information required to be filed by it with such governmental entities.

     E. Lessee and Guarantor expressly represent that they have the requisite skills, financial ability and management expertise to operate the Hospital Facilities.

                                  ARTICLE III

                        LEASE TERM AND RENTAL PROVISIONS

SECTION      3.1 LEASE TERM
---------------------------

     The Lease Term shall begin on the Commencement Date and, subject to the provisions of this Lease, shall continue for a period of thirty (30) years thereafter.

SECTION      3.2 EXPIRATION OR TERMINATION OF LEASE
---------------------------------------------------

     A. Upon the expiration of the Lease Term or earlier termination of this Lease by a Judicial Determination in the event of a default by Lessee hereunder, other than the early Unwind termination as set forth in Section 3.2(C) hereof, Lessee shall for no consideration relinquish and surrender to Lessor possession of the Leased Premises and Lessee shall also convey to Lessor by (i) quit claim deed all of its interest in the Leased Premises, including, without limitation, the Brooksville Regional Hospital, Brooksville Enrichment Center, Brooksville Service Center, Pinebrook Medical Center, and the Desoto Avenue Parking Lot, and any additional structures developed by Lessee on the Leased Premises, and (ii) bill of sale without warranties of all hospital licenses, certificates and permits for the Hospital Facilities, including, but not limited to, the certificates of need and rights to the hospital beds so licensed, and all tangible and intangible personal property including furniture, fixtures, equipment, inventories, and medical records necessary for the Operations that are located on the Leased Premises, other than tangible and intangible property described herein as Excluded Assets, free and clear of any

Taxes (except as to ad valorem taxes, if any, for the balance of the year of closing hereunder), indebtedness, liens or encumbrances, but such conveyances and transfers shall be subject to (a) the Permitted Encumbrances, (b) all restrictions, covenants, reservations, and easements placed of record by Lessee that were approved and joined in by Lessor, (c) ad valorem taxes, if any, for the balance of the year of closing hereunder, and (d) all applicable zoning and land use restrictions. It is the intention of the parties to this Lease Agreement that in the event of the expiration of the Lease Term or earlier termination of this Lease by a Judicial Determination in the event of a default by Lessee under the Lease Agreement (other than the Excluded Assets), that the Leased Premises and all tangible and intangible property necessary for the immediate and continued operation of the Hospital Facilities by Lessor as acute care hospital facilities be conveyed, transferred or assigned, or to the extent not transferable or assignable made available to the Lessor including, but not limited to, all licenses and permits held by the Lessee for the operation of the Hospital Facilities.

     B. Upon expiration of the Lease Term or early termination of this Lease by a Judicial Determination in the event of a default by Lessee hereunder or in the event of the "unwind" transaction described in Section 3.2(C), the Lessor shall have the option of requiring Lessee to transfer to Lessor for the consideration herein described all right, title and interest in and to any and all other health care facilities that Lessee may have developed in Hernando County, subsequent to the Commencement Date, for new medical technology or new medical related services or for certain material hospital services transferred from the Hospitals in accordance with Section 4.1(c) that were not developed on the Leased Premises (the "New Improvements"). The definition of New Improvements shall include all licenses, certificates and permits for the New Improvements, including, but not limited to, certificates of need and all tangible property including the then remaining furniture, fixtures, equipment and other tangible and intangible personal property, including medical records necessary for the operation that is conducted at the New Improvements other than those specific items of tangible and intangible property described herein as Excluded Assets. In consideration for the transfer of the New Improvements to Lessor, the Lessor agrees to pay to Lessee in immediately available funds on the date of transfer of the New Improvements to Lessor an amount equal to the fair market value of the New Improvements and the business operated therein. Prior to the date of transfer of the New Improvements to Lessor, the Lessee shall deliver to Lessor a written notice setting forth the fair market value for the New Improvement. Lessor shall, within ninety (90) days after receipt of the notice, either accept or reject the fair market value determination of Lessee. If Lessor objects, then Lessor and Lessee shall each select an MAI commercial real estate appraiser, with at least ten (10) years experience in appraising hospital facilities, in the State of Florida. Upon selection, Lessor's and Lessee's appraiser shall work together in good faith to agree upon the fair market value. If after thirty (30) days of selection of the appraisers by Lessor and Lessee a dispute continues, then in that event both appraisers shall select a third appraiser meeting the criteria described above. Once the third appraiser has been selected, then, as soon thereafter as practical but within forty-five (45) days, the third appraiser shall make its determination as to which of the estimates received from the original appraisers most closely reflects the fair market value of the New Improvements. The determination by the third appraiser shall be rendered in writing to both the Lessor and Lessee and shall be final and binding upon them. The parties shall share equally in the cost of the third appraiser. Upon the final determination of value of the New Improvements, the Lessor shall pay such amount as provided for herein or reject the sum so determined and not purchase the New Improvements.

     In the event that Lessee has, in accordance with the terms of this Lease Agreement, transferred to the New Improvements certain material hospital services from the Hospital Facilities pursuant to Section 4.1(C) and the Lessor determines that it will not purchase the New Improvements the Lessee shall prior to the closing contemplated under this Article III restore to the Hospital Facilities, to the greatest extent possible and with all reasonable effort, the material hospital services transferred or relocated to the New Improvements. In addition, if the Lessee has reduced, liquidated or eliminated any hospital services or facilities in accordance with Section 4.1(C) hereof from the Hospital Facilities that are rebuilt or reconstituted on a facility not located on the Leased Premises or a New Improvement, then in that event, the Lessee shall restore such facility to the Hospital Facilities prior to the time of the transfers as contemplated herein.

     C. The Lessor shall have the right at any time after the first anniversary of the Commencement Date, but prior to the third anniversary of the Commencement Date, to in good faith "unwind" the lease transaction contemplated hereby, to reacquire Lessee's interest in the Leased Premises, to terminate the Lease and to purchase the New Improvements, all hospital licenses, certificates and permits for the Hospital Facilities and New Improvements, including, but not limited to, the certificates of need and the rights to hospital beds so licensed, and all tangible and intangible property including the then remaining furniture, fixtures, equipment and medical records necessary for Operations that are located on the Leased Premises and New Improvements, other than those specific items of tangible and intangible property described herein as Excluded Assets, by paying to Lessee an amount equal to the product of (i) EBITDA for the Hospital Facilities and New Improvements, multiplied by (ii) seven (7). Sixty
(60) days prior to the date of closing of the "unwind" ("Unwind Closing"), Lessee shall present to the Lessor its calculation of EBITDA (EBITDA as used herein is defined as earnings before interest, taxes, depreciation and amortization) accomplished in accordance with generally acceptable accounting principles for the twelve month period immediately preceding the notice of the value of EBITDA provided Lessor by Lessee sixty (60) days prior to the date of the Unwind Closing. Upon receipt of the notice of value but prior to the date of the Unwind Closing, the Lessor may have its auditors review the calculation of EBITDA. In the event there is any discrepancy of the calculation of this amount, the Lessor and Lessee shall resolve their differences or, alternatively, Lessee and Lessor jointly will immediately select an independent public accounting firm to resolve such dispute prior to the date of the Unwind Closing, which resolution will be final and binding. In the event Lessor still disagrees with the EBITDA calculation subsequent to such final resolution, the Lessor may not close and in such event the Unwind Closing and the rights provided to Lessor pursuant to this Section 3.2(c) shall be terminated and of no further force and effect. The fees and expenses of such accounting firm will be shared by Lessor and Lessee in proportion to the relative amounts of the dispute and the amount resolved to be determined for the account of Lessor and Lessee, respectively. In order to exercise the unwind option, the Lessor shall give Lessee written notice thereof at least 180 days prior to the date of the Unwind Closing and shall tender the required funds as calculated above to Lessee on the date of the Unwind Closing, and Lessee and Lessor will cooperate reasonably with each other in effecting such "unwind" (including matters of transition), execute such documentation (including conveyance and assignment documents) as is reasonably necessary to effect the "unwind" (including the transfer to the Lessor of the Leased Premises, New Improvements and tangible and intangible personal property, other than the Excluded Assets, necessary for operations that are located on the Leased Premises, New Improvements) and all licenses and permits pertaining to the Leased Premises and New Improvements, free and clear of any indebtedness, liens or encumbrances but subject to the provisions described in Section 3.2(A)(a)-
(d).  In addition, the parties hereto
agree to make appropriate adjustments post Unwind Closing to reflect a purchase price using an EBITDA for the twelve (12) month period immediately preceding the Unwind Closing.

     D. In the event of an "unwind" the Lessor shall and does hereby covenant not to sell or lease the Hospital Facilities to any other party for a period of three (3) years from the date of the Unwind Closing except to a qualified not-for-profit entity satisfying the following requirements: (i) the not-for-profit entity shall be a local entity managed and totally controlled by Hernando County residents, (ii) the local not-for-profit entity shall not be an Affiliate of any other not-for-profit organization, (iii) the local not-for-profit entity shall operate and maintain the Hospital Facilities, (iv) the local not-for-profit entity shall not pay any rent or other remuneration to the County, other than nominal rent or remuneration, for the Hospital Facilities, and (v) the financing for the purchase and operation of the Hospital Facilities as described herein shall be accomplished by County using traditional governmental financing techniques.

     E. Upon expiration of the Lease Term or early termination of the Lease by a Judicial Determination by virtue of a default by Lessee under the Lease, the Lessee hereby agrees that for a period of three (3) years following such termination of the Lease, that Lessee shall not operate any competing hospital facilities (other than New Improvements not purchased by Lessor or other healthcare previously consented to by Lessor) within Hernando County except with the express written consent of the Lessor. This covenant not to compete is specifically not applicable to the termination or expiration of the

Lease Term by virtue of an Unwind Closing that occurs pursuant to the provisions of Section 3.2(B).

     F. Contemporaneous with the expiration of the Lease Term or early termination as described above, the Lessee shall provide Lessor with evidence of tail insurance evidencing that Lessee has maintained professional negligence liability insurance with minimum limits of liability of $1,000,000 for each occurrence and $3,000,000 in the aggregate, which insurance shall be provided to Lessor to protect Lessor from any claims or liabilities arising from Lessee's operation of the Hospital Facilities.

SECTION      3.3 RENT
---------------------

     The annual rental payment for the Leased Premises for each year of the Lease Term (the "Rental Payment") shall be in the amount of Three Hundred Thousand and 00/100 Dollars ($300,000.00). This Rental Payment shall be paid to Lessor by Lessee on the Commencement Date and on each anniversary date of the Commencement Date during the Lease Term.

                                  ARTICLE IV

                        OPERATION OF HOSPITAL FACILITIES

SECTION      4.1 OPERATION OF HOSPITAL FACILITIES
-------------------------------------------------

     A. Lessee covenants and agrees that during the entire Lease Term, Lessee will continuously operate as going concerns the Hospital Facilities as (i) two general acute care hospitals with programs for the diagnosis, treatment, and care of sick and injured persons, without discrimination on account of race, creed, color, national origin, or sex, consistent with accepted principles of hospital financial management and (ii) ancillary services necessary and proper for the Hospitals, including, without limitation, radiology, pathology, laboratory, diagnostic imaging services, chemotherapy, inhalation, pulmonary and physical therapy, practice of medicine and health care services, and (iii) administrative offices related thereto as may be customary and proper for a general acute care hospital. Any change in such operation shall be determined by the Governing Board and Lessor as described in Section 4.1(C). Lessee further covenants and agrees that it will not deny emergency hospital care to any person based on ability to pay; provided, however, Lessee shall have the right to refuse to admit patients because of lack of facilities or appropriate personnel or to protect the welfare of patients already admitted and Lessee may adopt and amend from time to time appropriate rules respecting the admission of patients provided, however, that such rules are consistent with the terms of this Lease. Notwithstanding anything to the contrary contained in this Subsection, Lessee shall treat indigent patients as required under applicable Florida law. Lessee acknowledges that on the Commencement Date, it shall continue the same indigent care program that was previously adopted by Debtors for the Hospital Facilities, a copy of which is attached hereto as Exhibit "B" (the "Indigent Care Policy"), and that it shall in the future provide, at the minimum, indigent care to the extent as specified in the Indigent Care Policy and as may be specifically required by the provisions of Chapter 87-92, Laws of Florida, and Florida Statutes, Section 155.40, and any other applicable provision of federal or state law.

     B. Lessee shall establish and maintain, at all times during the Lease Term, a Governing Board for the Hospitals. The Governing Board shall consist of fifteen (15) members initially comprised of the present members of the Board of Directors of the Debtors and the Executive Director and Operations Vice President of the Hospitals. Guarantor may increase the size of the Governing Board at any time and from time to time with an additional two (2) representatives selected by Guarantor. In the event that either or both of the two additional members are members of the medical staff of the Hospitals, the prospective candidates must be approved by the Medical Executive Committee of the candidate's Hospital prior to final selection by Guarantor. The size of the Governing Board, however, may neither be reduced nor increased (except for the two (2) additional representatives that may be selected by Guarantor as described above) without the consent of the Governing Board. At all times during the term of the Lease, not less than the greater of ten (10) or a majority of the members of the Governing Board, will be residents of Hernando County, Florida, who are not officers, employees or agents of Guarantor, or any of its Affiliates or directors of Guarantor or any of its Affiliates. The terms of each member of the Governing Board other than those members selected by Guarantor shall be staggered, with a maximum term for any member of three (3) years. Each member of the Governing Board may serve for two consecutive terms, and then is required to remain off the Governing Board for one year after the completion of such successive terms. If a Governing Board member dies, voluntarily leaves such position sooner or is removed from such position by a vote of the Governing Board or if a Governing Board member's term expires, or if the size of the Governing Board is increased beyond seventeen (17) members by the Governing Board, the vacancies and/or additions so created shall be filled by the Governing Board recommending one or more candidates to fill each of such positions to Guarantor for Guarantor's sole approval, which approval shall not be unreasonably withheld. Notwithstanding the preceding sentences, Guarantor may select up to four (4) members of the Governing Board (including the Executive Director and Operation's Vice President of the Hospitals) as described herein, without recommendations from the Governing Board as to such members. A quorum of the Governing Board shall consist of a majority of its members. Members of the Governing Board may be present in person or by means of communications equipment whereby all members of the Governing Board can hear each other simultaneously. Actions by the Governing Board shall be by a majority of a quorum. Governing Board's powers and responsibilities shall include:

          1) Adopting a hospital vision, mission and value statement, and any amendments thereto, assisting in developing policies and monitoring progress toward strategic goals;

          2) For the term of the Lease the Governing Board shall have the right to approve the hiring or termination of the Executive Director of the Hospitals, which approval shall not be unreasonably withheld;

          3)  Approval of any change of the name of any of the Hospitals;

          4) Participating on an advisory basis in development of and reviewing all operating and capital budgets and facility plans;

          5) Granting medical staff membership and clinical privileges and, when necessary, taking disciplinary action consistent with credentialing processes, medical staff by-laws and strategic plans;

          6) Monitoring medical staff and Hospital compliance with the Joint Commission for Accreditation of Healthcare Organizations ("JCAHO") and Health Care Financing Administration's ("HCFA") conditions of participation in the Medicaid and Medicare programs;

          7)  Fostering community relationships; and

          8) Review of operating information provided by Lessee regarding performance of the Hospital Facilities for the period from the prior meeting to the then current meeting of the Governing Board. In addition to financial statements and operating statistics for the Hospital for the aforesaid period, the Governing Board shall also be provided with the results of an annual financial audit of the Hospitals as certified by an independent public accounting firm. The Lessor shall also receive the results of the aforesaid financial audit, copies of the annually released corporate information of Guarantor, and a copy of the asset inventory prepared in connection with the annual financial audit of the Hospitals.

     C. During the term of the Lease, Lessee shall operate the Hospital Facilities as full service hospitals substantially in the same manner as currently operated; provided, however that if Lessee reasonably determines that any material hospital services or facilities should be changed, reduced, liquidated or eliminated, Lessee may change, reduce, liquidate or eliminate such services or facilities only upon the prior approval of the Governing Board and Lessor.

     D. Lessee agrees to provide the same level of care to indigents as provided by the Hospitals immediately prior to the Commencement Date as described in the Agreement. Lessee acknowledges that any patient presented to the emergency room who has a medical emergency or who, in the judgment of a staff physician, has an immediate emergency need will be treated in accordance with such policies. No such patient will be turned away because of age, race, gender or inability to pay. Lessee will ensure that the Hospitals will continue to provide medical services to patients covered by the Medicare and Medicaid programs.

     E. In insuring a modern full-service hospital, Lessee is committed to providing the equipment and capital improvements that are and will be needed by the Hospital Facilities to serve the medical needs of the community through state of the art facilities. Lessee shall fund and pay, and Guarantor shall cause Lessee to fund and pay, for capital expenditures and improvements to the Hospital Facilities to the extent as provided for in Section 12.7(d) of the Agreement, the terms of which are hereby incorporated herein by reference, and, thereafter during the Lease Term, to the extent necessary to maintain the Hospital Facilities as two full-service acute care facilities, to maintain the licenses for the Hospital

Facilities issued by the State of Florida, and to maintain the accreditation of the Hospital Facilities by JCAHO and HCFA.

     F. Lessee will offer employment on an "at will" basis, as of the Commencement Date, and at their salaries on the Commencement Date, to all of the employees of Debtors (including senior management) who are active employees of Debtors as of the Commencement Date performing services at the Hospital Facilities. The employees will retain their current seniority, as of the Commencement Date, with regard to vacation and sick time accrual under Lessee's plans. Such employees shall continue to vest in their accrued benefit of Debtor's Pension Plan, as hereinafter defined, determined as of the date of closing based on service with Lessee (the full vesting under the Pension Plan is five (5) years). In addition, such employees shall also be given credit for any years of service with Debtors for purposes of Lessee's qualified retirement plans with respect to eligibility, participation and vesting. Lessee's retirement plan requires one full year of service to be eligible to participate and seven (7) years to be fully vested. With respect to health insurance coverage, exclusions for pre-existing conditions and applicable waiting periods will be waived. The salaries of the employees at the Commencement Date will provide the base for future merit increases. In the event of an employee reduction, Lessee will pay severance based on position and length of service with Debtors and Lessee in accordance with a severance policy that is applicable generally to all Lessee employees. In addition to a severance payment, eligible employees will also have normal and customary rights to health plan continuation coverage as mandated by Section 4980B of the Code or applicable state health care continuation coverage statutes. Lessee agrees that it will not effect any reductions in work force for a period of twelve (12) months after the Commencement Date other than reductions through attrition, flexible staffing for seasonal adjustments, or decreases in patient census.

     G. Lessee acknowledges that all of the Debtors obligations and liabilities with respect to the pension plan for the current employees of the Debtors are evidenced by the plan described as Regional Healthcare, Inc. Pension Plan and Trust Agreement as amended and restated, effective as of January 1, 1989 (the "Pension Plan"). Lessee agrees to be the plan sponsor and assume and be responsible for all obligations and liabilities set forth in the Pension Plan. It is understood that the Lessee shall freeze the Pension Plan pursuant to applicable law immediately subsequent to the Commencement Date. Lessee shall service such Pension Plan in order to insure that the benefits are distributed to qualified beneficiaries of the Pension Plan. It is further understood that Lessee shall maintain the Pension Plan in accordance with all applicable laws and shall under no circumstances borrow from such funds. All Pension Plan funds shall be used solely for the benefit of the participants of the Pension Plan and to pay for custodial and other administrative expenses associated with the Pension Plan.

     H. Lessee covenants and agrees that during the entire Lease Term, the Hospital Facilities shall be operated as two full service hospitals providing all essential services necessary to maintain their hospital licenses issued by the Agency for Healthcare Administration, or its successor, and full accreditation by JCAHO, HCFA and any comparable successor accreditation body, as a general acute care hospitals, unless otherwise prescribed by applicable health planning regulations approved by Lessor. It is, however, understood that on the Commencement Date the Hospital Facilities are subject to conditional accreditation issued by JCAHO. Lessee shall undertake to review, cure and correct the deficiencies that exist in the Hospital Facilities as to eliminate the conditional accreditation as soon as reasonably possible.

     I. Lessee shall comply with all laws, rules, regulations, and requirements of all federal, state, and local governments and agencies and departments thereof which are applicable to it or to licensed hospitals in the State of Florida, including, but not limited to, Florida Statutes, Sections
155.40 and 155.41 and shall at all times have in effect all licenses necessary for the operation of the Hospital Facilities as contemplated by this Lease; provided, however, that nothing herein shall preclude Lessee from challenging in good faith any of such laws, rules, regulations, or requirements.

                                   ARTICLE V

                              TAXES AND UTILITIES

SECTION      5.1 TAXES
----------------------

     Lessee shall pay all Taxes, if any, prior to delinquency. If Lessee desires to contest the validity of any Taxes for which Lessee is responsible, Lessee may do so without being in default under its obligation to pay Taxes, provided Lessee institutes appropriate legal proceedings to contest the validity of the tax or assessment. If assessed, Lessee shall comply with Florida Statutes, Sections 194.171(3) (or shall obtain an injunction, if necessary, or such other provision as may be specified by law) to prevent the sale of any tax certificate or the sale of any property subject to the tax lien by reason of non-payment of the tax or assessment being contested in such legal proceedings. If Lessee fails to comply with Florida Statutes, Sections 194.171(3) (or to obtain such injunction, or if any injunction so obtained is dissolved), Lessee shall deposit with Lessor at least thirty (30) days before the contested tax or assessment would become delinquent for non-payment (or within ten (10) days of dissolution of the injunction), an amount which is sufficient to pay in full the contested tax or assessment, including, without limitation, all penalties and attorneys' fees and costs if the adjudication in such proceedings should be adverse to Lessee. Lessor shall have the right to make any such payment; provided, however, Lessor shall refund to Lessee any portion of the deposit retained by Lessor which shall be determined by the court not to be due to the taxing authorities on account of such taxes, penalties or attorneys' fees and costs.

SECTION      5.2 UTILITIES
--------------------------

     Lessee shall pay all charges for gas, electric power, water, sewer, and all other utilities and services necessary or desirable for the operation, maintenance, use, and upkeep of the Hospital Facilities and the Leased Premises.

                                  ARTICLE VI

                                   INSURANCE

SECTION      6.1 INSURANCE
--------------------------

     Lessee covenants that it will obtain and maintain at all times during the Lease Term the insurance for the Hospital Facilities and all tangible personal property used in connection therewith as described in this Article and all other insurance for the Hospital Facilities that Lessee and Lessor reasonably deem necessary or appropriate. Lessee will cause the Hospital Facilities and all tangible personal property used in connection therewith at all times to be reasonably insured against all such risks as are customarily insured against in connection with the operation of hospital facilities of type and size comparable to the Hospital Facilities within the State of Florida in areas comparable to Hernando County. In connection therewith, Lessee will carry and maintain, or cause to be carried and maintained, as minimum requirements, and pay, or cause to be paid, timely the premiums for at least the following insurance when and as such insurance is commercially available:

     A. With respect to the Leased Premises including the Hospital Facilities and all tangible personal property used in connection therewith, fire insurance, with uniform standard extended coverage endorsements, and vandalism and malicious mischief insurance with the broadest coverage approved for issuance in the State of Florida, including insurance against loss or damage from lightning, windstorm, hurricane, tornado, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, and smoke, in an amount equal to the replacement cost of the Hospital Facilities and all tangible personal property used in connection therewith, excluding land and foundations;

     B. Commercial general liability, property damage and bodily injury insurance, insuring Lessor and Lessee against any liability whatsoever occasioned by any accident, injury or damage suffered or occurring on or about the Leased Premises or any appurtenance thereto. Lessee shall also procure and maintain during the Lease Term contractual liability insurance coverage for the performance of Lessee's indemnity obligations under this Lease. Each liability policy shall be for the minimum amount of $1,000,000.00 combined single limit coverage per accident.

     C. Worker's compensation insurance in the minimum amount required by the laws of the State of Florida;

     D. Comprehensive automobile liability insurance with limits of not less than $1,000,000.00 per person and $1,000,000.00 per occurrence for bodily injury and not less than $1,000,000.00 per occurrence for property damage;

     E.   So long as the Medical Malpractice Liability Reform Act, Section
766.105 et seq., Florida Statutes, or any similar law or laws providing insurance to health care providers against liability for death, injury, loss or damage occurring in the examination, diagnosis, treatment, or care of any patient is in effect in the State of Florida (or in the United States if applicable within the State of Florida), a policy or policies of medical liability and malpractice insurance with limits not less than the basic coverage, if any, required under such law or laws, which policy or policies shall be in such form as may be required under such law or laws

(provided that, in lieu of maintaining such policy or policies, the Lessee may comply with any self-insurance requirements respecting qualifications for such insurance if the laws of the State of Florida provide for such qualification by self-insuring in lieu of maintaining such policy or policies) and the Lessee will take any and all other actions required for the Lessee to qualify and to remain qualified for such insurance.

     F. Directors and Officers liability insurance for the benefit of Lessee, Guarantor and the members of the Governing Board shall be obtained in accordance with policies, procedures and amounts generally applicable to other hospital facilities owned or operated by Guarantor.

SECTION      6.2 BLANKET POLICIES
---------------------------------

     Any property insurance required to be carried under this Article may be included as part of any blanket or other policy or policies of insurance as long as the minimum coverage standards required by this Lease are met or exceeded for the Hospital Facilities independently of coverage for other properties or facilities covered by such policies.

SECTION      6.3 INCREASE IN COVERAGE
-------------------------------------

     The minimum limits and coverage for liability policies shall be increased from time to time, as reasonably determined by Lessee and Lessor, to assure full protection to Lessor against claims for injury (including death) and damage to property.

SECTION      6.4 QUALIFIED INSURER AND STANDARD PROVISIONS
----------------------------------------------------------

     Lessee covenants that each insurance policy required by this Article: (i) shall be issued by such insurer or insurers as are financially responsible, are capable and qualified to write the respective insurance in the State of Florida and of recognized standing; and (ii) shall be in such form and with such provisions (including, without limitation, the loss payable clause, the waiver of subrogation or right of recovery claim clause, deductible clause and the designation of the named insured parties) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable to Lessor. Lessor agrees that in the event of destruction of all or any part of the Leased Premises, all insurance proceeds paid as a result of such casualty shall be made available to Lessee for payment for the repair, restoration or replacement of the portion of the Leased Premises damaged or destroyed. All insurance required under this Lease shall be written with insurance companies authorized to do business in the state of Florida and reasonably acceptable to Lessor. The cost of all premiums on the policies shall be paid by Lessee. The form and substance of all policies shall be subject to the approval of Lessor. The policies shall contain a clause that the insurer will not cancel or change the insurance coverage without first giving Lessor thirty (30) days' prior written notice. The original policies or binders shall be delivered to Lessor within ten (10) days of the commencement of this Lease. Lessee shall also furnish Lessor with original or binders of renewal policies for each such policy at least ten (10) days prior to the expiration date of the expiring policy. All policies

(exclusive of worker's compensation) required under this Section shall name Lessor as an additional named insured.

SECTION      6.5 LIABILITY PROTECTION
-------------------------------------

     Lessee will provide for and insure in the commercial general liability policies required above, not only its own liability in respect of the matters there mentioned, but also the interest of Lessor as an additional insured party. Lessee will not, without the prior written consent of Lessor, settle or consent to the settlement of any pending or threatened litigation or claims for which Lessee is obligated under the provisions of this Section to insure the interest of Lessor.

SECTION      6.6 INSURANCE PROCEEDS
-----------------------------------

     All insurance proceeds paid as compensation for loss or damage to the Leased Premises as a result of any casualty shall be the property of Lessee to be used in accordance with Section 7.5 and, if not used by Lessee as provided in
Section 7.5, shall be provided to Lessor.

                                  ARTICLE VII

                             MAINTENANCE AND REPAIR

                          ALTERATIONS AND IMPROVEMENTS

SECTION      7.1 CONDITION OF HOSPITAL FACILITIES
-------------------------------------------------

     Lessee accepts the Hospital Facilities in the condition existing on the Commencement Date, "as is, where is, with all faults." Lessee shall keep and maintain the Hospital Facilities and tangible personal property used therein in good repair and operating condition, reasonable wear, tear, and depreciation excepted, and subject to replacement in the normal course of business at Lessee's own expense during the Lease Term.

SECTION      7.2 REPAIRS
------------------------

     Lessee shall make all repairs (including replacements) to the Hospital Facilities, and tangible personal property used therein, foreseen and unforeseen, structural or otherwise, whether or not caused by Lessee's act or omission, that may be necessary to keep and maintain the Hospital Facilities and tangible personal property used therein in good repair and operating condition and in compliance with all applicable rules, codes, laws, regulations, and ordinances of all governmental and quasi governmental agencies or boards having jurisdiction over the Hospital Facilities during the Lease Term.

SECTION      7.3 ALTERATIONS AND IMPROVEMENTS
---------------------------------------------

     Lessee shall have the right, at its own expense, to make such additions, alterations, improvements in or to the Hospital Facilities as it deems necessary or desirable, provided that neither the value of the Hospital Facilities nor their utility for the purposes described in Section 4.1 is thereby materially impaired, and provided, further, that all permanent or structural additions, alterations, improvements, or replacements shall be deemed a part of the Hospital Facilities and shall become the property of Lessor without further cost to Lessor.

SECTION      7.4 REMOVAL OR DISPOSITION OF PROPERTY
---------------------------------------------------

      If Lessee is not in default under this Lease, and provided such change is not governed by the approval requirements set forth in Section 4.1(C) hereof, Lessee shall have the right from time to time to remove any or all non-structural improvements, furniture, equipment and fixtures in the Hospital Facilities, provided Lessee repairs any damage to the Hospital Facilities caused by such removal, and provided Lessee restores at the time of termination of the Lease as provided herein that portion of the Hospital Facilities affected by such removal to the condition existing prior to the installation of the item so removed (and provides a substitution or replacement of any item so removed if such item constitutes a part of the Leased Premises necessary or desirable for continued use of the Hospital Facilities as full service general acute care hospitals).

     If any property or structure, or any furnishings, machinery, equipment, or other improvement constituting a part of or used in the Leased Premises or the Operations shall become inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary and if its demolition, disposal or removal will not impair the structural soundness, efficiency, or the economic value of the Leased Premises, Lessee may demolish, remove, or dispose of such property and may, to the extent permitted by law, sell, trade in, exchange, replace or otherwise dispose of same, in whole or in part, as long as the Leased Premises and the Operations remain functional and operational as contemplated in Section 4.1 hereof.

SECTION      7.5 DAMAGED OR DESTROYED PROPERTY
----------------------------------------------

     If any part of the Hospital Facilities shall be destroyed or damaged by fire or other casualty Lessee shall promptly replace, repair, rebuild, and restore the property damaged or destroyed to substantially the same condition as existed prior to such damage or destruction, with such alterations and additions as will not impair the capacity or character of the applicable Hospital Facilities for the purposes stated in Section 4.1, applying so much as may be necessary of the net proceeds of insurance received by Lessee by virtue of any such damage or destruction and paying from Lessee's own funds for the cost of such replacement, repair, rebuilding, or restoration, either on completion thereof or as the work progresses, if such insurance proceeds shall not be sufficient to pay for all such work.

SECTION      7.6 CONSTRUCTION LIENS
-----------------------------------

      Lessor's interest in the Leased Premises shall not be subject to liens for improvements made by Lessee and Lessee shall have no power or authority to create any lien or permit any lien to attach to Lessee's leasehold or to the estate, reversion or other estate of Lessor in the Leased Premises or any improvements of which the Leased Premises are a part. All contractors, artisans, mechanics and laborers and other persons supplying design services, materials or labor or contracting with Lessee with respect to the Leased Premises or any part thereof, or any party entitled to claim a construction lien under the laws of Florida (whether same shall proceed in law or in equity) are hereby charged with notice that they shall look solely to Lessee to secure payment of any amounts due for work done or material furnished to Lessee relating to the Leased Premises, or for any other purpose during the Lease Term.

     Lessee covenants and agrees that Lessee shall indemnify the Indemnified Parties against all such claims and Lessee covenants and agrees to transfer any claimed or asserted lien to a bond or such other security as may be permitted by law within thirty (30) days of the assertion of any such lien or claim of lien. In the event Lessee fails to transfer such lien to bond or other security within such thirty (30) day period then, in addition to its other remedies specified in this Lease, Lessor shall have the right to discharge the lien or to transfer the lien claimed to bond or other security permitted by law and in any such event Lessee shall pay all costs so incurred by Lessor immediately upon demand therefor.

                                 ARTICLE VIII

                    ASSIGNMENTS, SUBLEASES AND ENCUMBRANCES

SECTION    8.1 ASSIGNMENTS AND TRANSFERS, BUSINESS COMBINATIONS, AND
--------------------------------------------------------------------
               RIGHT OF FIRST REFUSAL TO LESSOR
               --------------------------------

          A.   Assignment and Transfers.  Lessee shall have the right to assign
               ------------------------
its interest in this Lease or to sublease all or any portion of the Leased Premises or its real estate interest in the Leased Premises or Guarantor or its Affiliates shall have the right to sell or transfer fifty percent (50%) or more of the voting stock of Lessee or enter into any transaction changing the control of Lessee (whether in a single transaction or a series of transactions) only with the prior written consent of Lessor.

          B.  Competing Properties Acquired by Business Combination. Any sale,
              -----------------------------------------------------
purchase, merger, other reorganization, partnership, affiliation, or other transaction (in any case, a "Business Combination") pursuant to which Guarantor (or any of its Affiliates) or any corporation or other entity surviving or resulting from such Business Combination (or any of its Affiliates) will own or operate or have any interest in the ownership or operation of any other hospital in Hernando County, Florida, and/or Bayonet Point Hospital, in Pasco County, Florida (the "Other Hospitals") must be approved by the Lessor; provided, however, as to Bayonet Point Hospital, said approval shall not be unreasonably withheld; provided further, however, that the Lessor shall be deemed to have consented to such Business Combination if Guarantor (and all of its Affiliates) and any other company surviving such Business Combination (and all of its Affiliates) have, within twelve (12) months after the date on which such Business Combination becomes effective, divested themselves of their entire right, title and interest in the Other Hospitals, whether held directly or indirectly, and any interest, whether direct or indirect, in the management or operation of the Other Hospitals.

          C.   Transfer of Control of Guarantor.
               --------------------------------

     1) In the event that, at any time during the Lease Term, Guarantor proposes (i) a transfer or sale (whether in a single transaction or series of transactions) of fifty percent (50%) or more of the voting stock of Guarantor, or substantially all of the assets of Guarantor, to a third party which was not an Affiliate of Guarantor immediately prior to such transfer or sale, or (ii) the merger or consolidation of Guarantor with or into a third party which was not an Affiliate of Guarantor immediately prior to such merger or consolidation (other than a merger or consolidation in which Guarantor is the surviving entity thereof) (each a "Disposition"), then the Lessor shall have the following options:

     (a) Approve the Disposition and thereby consent to the transaction by and between the third party and Lessee; or

     (b) Disapprove the Disposition to the third party.

     2)   In the event the Lessor disapproves the Disposition as described in
Section 8.1 C.1)(b), the Lessor shall elect one of the following options: (i) Lessor may purchase the Leased Premises, New Improvements and all tangible and intangible personal property used therein, other than the Excluded Assets, of Lessee that would be transferred to Lessor at the time of termination of the Lease (the "Termination Assets"), within one hundred and eighty (180) days from the date the Lessor disapproves the Disposition, upon payment of the fair market value for the Termination Assets as hereinafter described (the "Lease Asset Value"), or (ii) the Lessor will, within one hundred and eighty (180) days from the date the Lessor disapproves the Disposition, find a purchaser acceptable to Lessor that will purchase and close on the Termination Assets as provided for herein. If the Lessor does not exercise its rights under Section 8.1 C.1)(a) or
Section 8.1 C.1)(b) within the time frame set forth herein, the Lessor shall be deemed to have consented to the Disposition and to the transaction by and between the Acquiror (as herein defined) and Guarantor.

     3) In the event a Disposition transaction as described in Section 8.1 C.1)is proposed, Guarantor shall give written notice to Lessor ("Disposition Notice"), containing the name, address, qualifications, financial information and background of the third party with whom the Disposition is proposed (the "Acquiror").

     4) The Disposition Notice shall also set forth the Lease Asset Value for the Termination Assets. Lessor shall, within ninety (90) days after receipt of the Disposition Notice, either accept or reject the Disposition. In addition, if Lessor disagrees with Guarantor's determination of the Lease Asset Value, then Lessor and Guarantor shall each select an MAI commercial real estate appraiser, with at least 10 years' experience in appraising hospital facilities, in the southeast region of the United States. Upon selection, Lessor's and Guarantor's appraisers will work together in good faith to agree upon the fair market value of the Termination Assets, taking into consideration the remaining term of the Lease, and the business operated therein. If after thirty (30) days of selection of the appraisers by Lessor and Guarantor a dispute continues, then in that event, both appraisers shall select a third appraiser meeting the criteria described above. Once the third appraiser has been selected, then, as soon thereafter as practicable but within thirty (30) days, the third appraiser shall make its determination as to which of the estimates received from the original appraisers most closely reflects the fair market value of the Termination Assets. The determination by the third appraiser shall be rendered in writing to both the Lessor and Guarantor and shall be final and binding upon them. The parties shall share equally in the cost of the third appraiser.

     5) If the final determination of the Lease Asset Value is acceptable to Lessor, then, within thirty (30) days following the final determination of the Lease Asset Value, Guarantor and Lessor will enter into an agreement setting forth the terms and conditions of the sale of the Termination Assets for the Lease Asset Value. The parties' efforts in that regard will be pursued diligently and in good faith, and the agreement entered into by Lessor and Guarantor will contain only those terms and conditions that would be customary to consummate the transaction in accordance with the provisions hereof, including those with respect to any required governmental approvals, transfers of Licenses and Permits and contracts, and other provisions necessary to ensure that Lessor receives in the Termination Asset those assets required to operate the Hospital Facilities as an acute care, in-patient hospital facility.

     6) In evaluating the third party seeking to purchase, merge or consolidate with Lessee and/or Guarantor, the Lessor shall in each and every instance determine if the third party satisfies the conditions described in Section 8.1
A. hereof, and if it does, the Lessor shall approve the third party and the transaction so contemplated.

     7) In the event that the Lessor does not agree with the final determination of the Lease Asset Value or fails to close under the purchase agreement described above, then in that event Guarantor may complete the Disposition transaction with the Acquiror. In such event, the Acquiror shall take the Termination Assets subject to all terms set forth in this Lease Agreement.

     8) Lessee and Guarantor will afford to Lessor and its counsel, accountants and other representatives reasonable access to the books and records of Lessee and Guarantor relevant to the operation of the Hospital Facilities, and promptly will furnish Lessor with all information as Lessor may reasonably request in connection therewith.

SECTION      8.2 RESTRICTIONS ON MORTGAGE OR OTHER ENCUMBRANCES
---------------------------------------------------------------
                 OF LEASED PREMISES BY LESSEE
                 ----------------------------

     Except as otherwise expressly provided in this Lease, Lessee shall have no power or authority to mortgage, pledge, sell, assign, transfer, convey, or make any other disposition or encumbrance of the Leased Premises or Lessee's leasehold interest in the Lease Agreement without the prior written consent of Lessor. It shall be an express condition of any such mortgage, sale, assignment, transfer, conveyance or other disposition or encumbrance, that it shall be subject to all of the terms and conditions of this Lease, and that any transfer as a result of the exercise of any remedies in favor of a mortgagee or lien holder shall be subject to the provisions of Section 8.1, above, requiring Lessor's (additional) consent thereto.

                                  ARTICLE IX

                         ADDITIONAL COVENANTS OF LESSEE

SECTION      9.1 PROTECTION OF THE LEASED PREMISES
--------------------------------------------------

     Lessee shall use reasonable care in performing its duties to protect the Leased Premises. Lessee covenants that it will not knowingly permit anything to be done on or about the Leased Premises that will adversely affect, impair, or contravene any policies of insurance that may be carried on the Leased Premises or any part thereof against loss or damage by fire, casualty, or otherwise.

                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

SECTION     10.1 EVENTS OF DEFAULT DEFINED
------------------------------------------

     Each of the following shall be an event of default under this Lease and the terms "event of default" or "default" shall mean, whenever they are used in this Lease, any one or more of the following events:

     A. Failure by Lessee to observe and perform any covenant, condition, or agreement on its part to be observed or performed which can be cured by the payment of money, for a period of thirty (30) days after written notice is given by Lessor to Lessee, specifying such failure; or

     B. Failure by Lessee to observe and perform any covenant, condition, or agreement on its part to be observed or performed other than the payment of money, for a period of sixty (60) days after written notice is given by Lessor to Lessee, specifying such failure; provided, however, if the failure stated in the notice cannot be corrected within such sixty (60) day period, Lessee shall not be deemed to be in default if corrective action is instituted by Lessee within such sixty (60) day period and is diligently pursued until the corrective action is completed; or

     C. The dissolution or liquidation of Lessee or the filing by Lessee of a voluntary petition in bankruptcy, or the filing of an involuntary petition in bankruptcy against Lessee (unless such petition is dismissed within one hundred twenty (120) days after it was filed); failure by Lessee promptly to lift any execution, garnishment, or attachment of such consequence as will impair its ability to carry on its operation of the Hospital Facilities; Lessee's seeking of or consenting to or acquiescing in the appointment of a receiver of the Leased Premises; the commission by Lessee of an act of bankruptcy, or adjudication of Lessee as bankrupt; or any assignment by Lessee for the benefit of its creditors, or the entry by Lessee into an agreement of composition with its creditors. The term "dissolution or liquidation of Lessee" as used in this subsection, shall not be construed to include (i) the cessation of the corporate existence of Lessee resulting either from a merger or consolidation of Lessee into or with another corporation, (ii) an administrative dissolution of Lessee by the Florida Department of State, because of the failure of Lessee to file its annual report with the Department of State provided that Lessee is reinstated as a corporation within ninety (90) days after such administrative dissolution, or (iii) a transfer of all or substantially all of Lessee's assets as permitted under this Lease.

SECTION     10.2 REMEDIES ON DEFAULT
------------------------------------

     If any event of default described in Section 10.1 shall occur, Lessor, without limiting its other remedies under the law or pursuant to the provisions of this Lease, may elect to terminate this Lease, and exclude Lessee from possession of the Leased Premises after giving Lessee written notice of its election to cancel and terminate this Lease and in any such event Lessee shall execute and deliver to Lessor, if necessary, all documents and items required pursuant to the provisions of Section 3.2. No termination shall be implied or effective unless Lessor elects in writing to terminate this Lease. In addition, the Lessor shall have the right to seek payment of all amounts due hereunder to be paid by Lessee or loaned to Lessee by Lessor pursuant to Section 10.3 hereof.

SECTION     10.3 ADVANCES BY LESSOR
-----------------------------------

     In addition to the foregoing remedy, if Lessee fails to pay the premiums on policies to provide the full insurance coverage required by this Lease, fails to pay any Taxes at or prior to the time they are required to be paid, or fails to keep the Hospital Facilities in good order and repair or fails to perform any other covenants or agreements on Lessee's part to be performed hereunder, Lessor, after first giving Lessee reasonable prior notice of any such failure on its part, may (but shall not be obligated to) pay the premiums on such insurance, pay such taxes or other charges, or make such repairs, renewals, and replacements as may be necessary to maintain the Hospital Facilities properly and in good order and repair and in a reasonably safe condition, or perform such acts which Lessee has failed to perform and all amounts advanced or paid therefor by Lessor shall become an additional obligation of Lessee to Lessor. Lessee hereby agrees to pay the same upon demand to Lessor together with interest thereon at the maximum rate then permitted to be charged by private parties in contracts governed by Florida law.

SECTION     10.4 AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES
--------------------------------------------------------------

     In the event Lessor or Lessee is required to employ an attorney or incur other expenses for the enforcement or interpretation of this Lease, the non-prevailing party will, on demand therefor, pay to the other party its attorneys' fees (including fees for paralegals and legal assistants) and costs and expenses incurred out of court, in the trial court, on appeal or in bankruptcy, mediation, arbitration or any administrative proceedings.

SECTION     10.5 WAIVER
-----------------------

     Any of the terms or conditions of this Lease may be waived at any time and from time to time, in writing, by both parties; provided, however, that except as otherwise specifically provided in this Lease, no failure or delay on the part of either party in exercising any of its respective rights hereunder upon any failure by the other party to perform or observe any condition, covenant or provision herein contained shall operate as a waiver thereof, nor shall any single or partial exercise of any of such rights preclude any other or further exercise thereof or the exercise of any other right hereunder. No waiver or release of any of the terms, conditions, or provisions of this Lease shall be valid or asserted or relied upon by either party hereto or offered in any judicial proceeding or otherwise, unless the same is in writing, and duly executed by the party granting such waiver or release.

                                  ARTICLE XI

                            ENVIRONMENTAL PROVISIONS

SECTION     11.1 COMPLIANCE
---------------------------

     Lessee covenants and warrants that Lessee's Operations on the Leased Premises will at all times substantially comply with and conform to all Environmental Laws, including without limitation, those Environmental Laws which relate to the Handling of any Waste on or about the Leased Premises. Upon receipt of any material Environmental Notice whatsoever, Lessee shall deliver to Lessor a true, correct and complete copy of any written Environmental Notice.
In the event (i) of any Environmental Notice; or (ii) if Lessee has caused, suffered or permitted, directly or indirectly, any Spill or Environmental Condition on or about the Leased Premises, or (iii) if any Spill or Environmental Condition has occurred on or about the Leased Premises or otherwise affecting the Leased Premises, then Lessee shall immediately take all of the following actions:

     A.   Notify Lessor;

     B. Promptly commence and diligently pursue all steps necessary to clean up any such Spill and any contamination related to the Spill or to remediate or abate such Environmental Condition and Environmental Notice;

     C. Promptly provide Lessor with copies of all reports, data, proposals, test results or analyses, assessment or remediation plans relating to such incidents;

     D. Abate the Environmental Condition and the Environmental Notice and otherwise restore the Leased Premises or affected property to the condition required by all applicable laws and regulations; provided, however, if any laws or regulations hereafter enacted shall prescribe more stringent standards than those in effect at the time any remediation is effected, Lessee shall perform any work required to bring the Leased Premises into compliance with such stricter standards at Lessee's sole expense; and

     E. Fully cooperate with Lessor with respect to any such incident, including permitting Lessor to monitor and inspect all activities; provided, however, Lessor shall not interfere with any remediation work that may be in progress.

SECTION     11.2 COMPLETION OF REMEDIAL WORK
--------------------------------------------

     In the event Lessee shall fail to commence the remedial work in timely fashion or fail to prosecute the remedial work to completion within a reasonable time after commencement of such work, Lessor may, but shall not be required to, cause the remedial work to be performed, subject fully to the Environmental Indemnification provisions of this Lease, and Lessee shall pay for all such work as the costs are incurred.

SECTION     11.3 CLAIMS
-----------------------

     Lessee shall immediately notify Lessor of any material claims for damages, penalties or otherwise against Lessor or Lessee described above.

SECTION     11.4 ASBESTOS
-------------------------

     Without representation or warranty by Lessor as to its content or to the existence or non-existence of asbestos in the Leased Premises, attached hereto as Exhibit "C" is a description of certain asbestos that is present in the Leased Premises.

                                  ARTICLE XII

                                 CONDEMNATION

SECTION     12.1 TAKING
-----------------------

     If any competent authority, for any public or quasi-public purposes, takes or condemns, or if Lessor makes a conveyance in lieu of a taking or condemnation of, either (i) the whole of the Leased Premises, or (ii) such part of the Leased Premises as hereafter defined so as to prevent or substantially impair the use of the Leased Premises for the purposes stated in Section 4, then the Lease Term shall automatically cease and terminate on the date possession of the Leased Premises is required by, or surrendered to, the condemning authority.

SECTION     12.2 LAST YEAR OF LEASE TERM
----------------------------------------

     If any competent authority, for any public or quasi- public purpose, takes or condemns, or if Lessor makes a conveyance in lieu of a taking or condemnation of, any part of the Leased Premises in the last year of the Lease Term such that the use of the premises for the purposes stated in Section 4 is prohibited or substantially impaired, either party shall have the right to terminate this Lease by written notice to the other party tendered no later than thirty (30) days following the date possession is required by the condemning authority. If either party elects so to terminate, the Lease Term shall cease and terminate as of the date when possession of the area so taken is required by, or surrendered to, the condemning authority.

SECTION     12.3 COLLECTION OF AWARDS
-------------------------------------

     In the event of a complete or partial taking of the Leased Premises, the parties agree that Lessor shall be entitled to collect the portion of the award paid by the condemning authority attributable to the land, permanent improvements and all estates or interests therein that is equal to the expired portion of the Lease Term expressed as a percentage and Lessee shall collect the balance of the award. Lessee, however, may also claim business relocation damages described in Section 12.5 herein.

SECTION     12.4 NON-TERMINATION OF LEASE
-----------------------------------------

     In the event of a partial taking of the Leased Premises which does not result in termination of this Lease then, Lessee shall, at Lessee's expense, promptly repair, restore and reconstruct the Leased Premises and Lessor shall make available to Lessee such portion of the condemnation awards as may be required to pay for such repairs and restoration. The restoration shall be made as nearly as possible to the condition existing immediately prior to such taking of the Leased Premises and improvements thereon.

SECTION     12.5 BUSINESS LOCATION EXPENSES
-------------------------------------------

     Nothing in this Section shall be deemed to prohibit Lessee from claiming compensation from the condemning authority (but not from Lessor) for business relocation expenses in connection with such taking.

                                 ARTICLE XIII

                              ASSUMPTION OF RISK

SECTION     13.1 USE AND OCCUPATION
-----------------------------------

     To the maximum extent permitted by law, Lessee agrees to use and occupy the Leased Premises at its own risk, and hereby (for itself and all persons claiming under, by or through Lessee) releases Lessor and its servants, contractors, and employees, from all claims and demands of every kind resulting from any accident, damage, injury, or death occurring thereon, unless solely due to such party's gross negligence or willful misconduct. Lessee expressly covenants and agrees that Lessor shall not be liable to Lessee or Lessee's contractors, licensees, agents, guests, invitees, or employees for any injury, damage, or loss to its, his or their persons or property by any cause whatsoever, including, without limitation, construction defects, water, rain, sleet, fire, storms, negligence and accidents, breakage, stoppage, or leaks of gas, water, heating, sewer pipes, boilers, wiring or plumbing or any other defect in, on or about the Leased Premises.

SECTION     13.2 LIABILITY
--------------------------

     Lessee expressly assumes all liability for or on account of all claims, suits, liability and expense arising from claims for injury, loss or damage, on or about or relating to the Leased Premises except those caused by the acts of Lessor or Lessor's agents, contractors or representatives.

                                  ARTICLE XIV

                                   INDEMNITY

SECTION     14.1 GENERAL INDEMNITY
----------------------------------

     Lessee agrees to indemnify Lessor and to defend and hold the Indemnified Parties harmless from and against all liability and damage caused by or growing out of any injury, death, loss or damage to persons or property upon the Leased Premises or arising from Lessee's Operations upon the Leased Premises during the Lease Term (except to the extent caused by Lessor's acts), including, without limitation, the obligation to pay all attorneys' fees and costs, and consultants' fees incurred by Lessor as a result thereof. Lessee and Lessor acknowledge that the Indemnity obligation of Lessee as to notice, settlement and attorneys' fees are as set forth in Section 1.2(N) herein. Lessee shall also indemnify, defend and hold the Indemnified Parties harmless from and against any losses, liabilities, damages, interests, fines, penalties, expenses, and attorneys' fees and costs based upon, arising out of or otherwise in respect to, noncompliance with any governmental law, statute, regulation, ordinance, or administrative or judicial judgment or order relating to Lessee's Operations on the Leased Premises except as to those matters of non-compliance that existed as of the Commencement Date for the Hospital Facilities and the operation thereof.

SECTION     14.2 CONTAMINATION INDEMNITY
----------------------------------------

     As a material inducement to Lessor to enter into this Lease, Lessee shall hold the Indemnified Parties harmless from all judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences of any Spill or Environmental Conditions on the Leased Premises which may occur as a result of Lessee's Operations on the Leased Premises.

     By its execution of this Lease, Lessee acknowledges the receipt and sufficiency of Fifty Dollars ($50.00) paid by Lessor as separate consideration for all indemnities provided and given by Lessee in this Lease, which sum also is separate (and sufficient) consideration for all other indemnities provided by Lessee to Lessor under this Lease, including, without limitation, Lessee's indemnification of Lessor described in other Sections of this Lease.

                                  ARTICLE XV

                                 MISCELLANEOUS

SECTION     15.1 COVENANT OF QUIET ENJOYMENT
--------------------------------------------

     So long as Lessee performs and observes all of the covenants and agreements on its part herein contained, it shall peaceably and quietly have, hold, and enjoy the Leased Premises during the Lease Term subject to all terms and provisions hereof, against the lawful claims of all persons or entities claiming by, through or under Lessor.

SECTION     15.2 COUNTERPARTS
-----------------------------

     This Lease may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

SECTION     15.3 BINDING EFFECT
-------------------------------

     This Lease shall inure to the benefit of, and shall be binding upon, Lessor, Lessee, Guarantor and their respective authorized successors and assigns as provided for herein.

SECTION     15.4 SEVERABILITY
-----------------------------

     In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

SECTION     15.5 ARTICLE AND SECTION CAPTIONS
---------------------------------------------

     The Article and Section headings and captions contained herein are included for convenience only and shall not be considered a part hereof or affect in any manner the construction or interpretation hereof.

SECTION     15.6 ENTIRE AGREEMENT
---------------------------------

     This Lease may not be modified, amended or otherwise changed orally, but may only be modified, amended or otherwise changed by an agreement in writing signed by both parties. This Lease Agreement and its accompanying guaranty constitute the entire agreement between the parties and there are no oral or other agreements between the parties affecting this Lease. This Lease Agreement supersedes and cancels any and all previous negotiations, arrangements, agreements, and understandings between the parties hereto with respect to the subject matter thereof, and no such outside or prior agreements shall be used to interpret or to construe this Lease. There are no promises, covenants, representations or inducements in addition to, or at variance with any of the terms of this Lease Agreement except the Guaranty.

SECTION     15.7 GUARANTY AGREEMENT
-----------------------------------

     That certain guaranty of even date signed by Health Management Associates, Inc., a true and complete copy of which is attached hereto as Exhibit "D", is given by Guarantor to induce Lessor to execute this Lease.

SECTION     15.8 PLACE OF DELIVERY OF RENT AND NOTICES
------------------------------------------------------

     Rent accruing hereunder, as well as all notices, shall be paid or delivered to Lessor at the address indicated below until Lessee is notified otherwise.

     All notices given to Lessee hereunder shall be delivered to Lessee at the address indicated below until Lessor is notified otherwise.

     All notices, to be effective, shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid or by personal delivery or courier service by which the sending party obtains a receipt confirming delivery or inability to deliver the notice to the party to whom the notice was addressed. Any notice required to be given or that may be given under this Lease shall be deemed to be given upon the date of receipt thereof, or if delivery is refused, on the date of first attempted delivery thereof.

     Any party designated to receive notice may change its address to any other place in the United States of America by giving notice of such change of address to the other party.

     If to Lessor:       Hernando County Board of
                         County Commissioners
                         County Courthouse
                         20 North Main Street, Room 460
                         Brooksville, Florida 34601
                         Attention: Chairman

     with copy to:       R. Bruce Snow, Esquire
                         112 North Orange Avenue
                         Brooksville, Florida 34601

     If to Lessee:       Hernando HMA, Inc.
                         5811 Pelican Bay Boulevard, Suite 500
                         Naples, Florida 33963-2710
                         Attention: William T. Schoen, Chairman
                                     and Chief Executive Officer

     with copy to:       5811 Pelican Bay Boulevard, Suite 500
                         Naples, Florida 33963-2710
                         Attention: Timothy Parry, Vice President
                             and General Counsel

Lessor and Lessee may, by notice given hereunder, designate any further or different addresses to which subsequent notices or other communications shall be sent.

SECTION    15.9 RADON GAS
-------------------------

     The following disclosure is hereby made by Lessor to Lessee as required by Florida law:

     Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

SECTION     15.10 LESSOR'S ACCESS TO LEASED PREMISES
----------------------------------------------------

     Lessor shall have the right to enter the Leased Premises at reasonable business hours for the purposes of inspecting the Leased

Premises, and Lessor shall also have the right to make access available at all reasonable business hours to agents and consultants (or to prospective tenants of the Leased Premises during the last twelve (12) months of the Lease Term). If Lessee fails to make necessary repairs to the Leased Premises within applicable grace periods after notice of the need therefor, Lessor shall also have the right to enter the Leased Premises for the purpose of making necessary repairs thereto. In addition, during the last year of the Lease Term the Lessee shall and does hereby authorize representatives of the Lessor access to the Leased Premises acting in the capacity of a transition team for the purpose of familiarizing themselves with the operation, organization and management of the Hospital Facilities and all furniture, fixtures and equipment utilized in the operation of the Hospital Facilities. The activities of the transition team shall be conducted in such a way so as to not interfere with the operation of the Hospital Facilities.

SECTION     15.11 SURRENDER
---------------------------

     All alterations, additions and improvements made during the Lease Term on the Leased Premises and all additions and/or replacement of tangible personal property used in the Operations shall remain upon the Leased Premises in the absence of any agreement to the contrary, and Lessor will accept the Leased Premises and such tangible personal property in such condition as may be subsequently improved or, as to personal property, replaced by Lessee after the commencement of Lessee's Operations on the Leased Premises. Except as expressly provided in this Lease to the contrary, Lessee shall deliver and surrender to Lessor possession of the Leased Premises and all tangible and intangible personal property other than the Excluded Assets at the expiration of this Lease, or its earlier termination as herein provided, broom clean, and in as reasonably good condition and repair as the same shall be on the date of commencement of Lessee's Operations (or, if applicable, in such better condition and repair as the Leased Premises may have been put by Lessee during the continuance of Lessee's Operations), ordinary wear and tear excepted, together with all tangible personal property and replacement thereof, including furniture, fixtures, equipment and inventory located thereon. Any and all tangible personal property that becomes obsolete during the Lease Term may be discarded without replacement provided that such discarded tangible personal property is replaced with such other tangible personal property as is necessary for the continuation of state of the art services being provided at the Hospital Facilities.

     Notwithstanding anything herein to the contrary, at the expiration or termination of this Lease, the Leased Premises shall be returned to Lessor in conformity and compliance with all applicable laws, regulations and ordinances; provided, however, if any laws, regulations or ordinances hereafter enacted shall prescribe more stringent standards for remediation that those in effect at the time remediation of an Environmental Condition was effected, Lessee shall perform all work required to bring the Leased Premises into compliance with such stricter standards at Lessee's sole cost and expense. If such additional work is required after the expiration or termination of this Lease, Lessee shall commence the work within thirty (30) days of Lessor's notice of the need therefor, and shall complete the work with reasonable diligence thereafter.

SECTION     15.12 RELATIONSHIP OF PARTIES
-----------------------------------------

     Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant. Whenever the singular number is used in this Lease, the same shall include the plural, and the neuter gender shall include the feminine and masculine genders.

SECTION     15.13 BROKER'S COMMISSIONERS
----------------------------------------

     Each of the parties represents and warrants that it has dealt with no broker in the negotiation and consummation of this Lease. Each of the parties agrees to indemnify the other against all liabilities from any claims for brokers' commissions or finder's fees asserted against the indemnified party.

SECTION     15.14 INTERPRETATION AND VENUE
------------------------------------------

     This Lease shall be construed and interpreted according to the laws of the State of Florida and venue for enforcement shall be in Hernando County, Florida.

SECTION     15.15 TIME OF THE ESSENCE
-------------------------------------

     Time is of the essence in the performance of Lessee's obligations under this Lease.

SECTION     15.16 SOVEREIGN IMMUNITY
------------------------------------

     The parties hereto acknowledge that by virtue of Lessor signing this Lease Agreement which contains specific indemnity rights from Lessee that Lessor has not waived its right of sovereign immunity as to any tort claim that may or may not exist against Lessor by virtue of any act by or failure to act of Lessor.

SECTION     15.17 CERTIFICATION
-------------------------------

     On each and every Anniversary Date of the Lease, the Lessee shall deliver to Lessor a Certificate ratifying to Lessor the compliance (the "Certificate of Compliance") by Lessee of all of the material covenants, representations and warranties of Lessee as set forth in this Lease. The Certification of Compliance shall be delivered on or before thirty (30) days after the expiration of each anniversary date of the Lease.

     The Lessee shall also provide to the Lessor, ninety (90) days after the close of each fiscal year of the Lessee, a report setting forth the status of all material covenants, representations, terms, conditions, and warranties under this Lease, which report shall contain such information as may be reasonable and necessary in order to enable Lessor to confirm Lessee's compliance with all of the material terms, conditions, covenants, representations, and warranties set forth in this Lease, including but not limited to indigent care, equipment inventory, financial reports of the Hospital Facilities, insurance coverage, and compliance with licensure and accreditation provisions.

SECTION     15.18 INDUCEMENT
----------------------------

     The parties acknowledge and agree that Lessor would not enter into this Lease if the Rent described in this Lease were not absolutely net to Lessor or if full service acute hospital care will not be available in Hernando County or if Lessor were to incur any liability whatsoever, foreseen or unforeseen, as a result of Lessee's exercise of any of its rights under this Lease. Accordingly, anything herein to the contrary notwithstanding, Lessee expressly covenants and agrees to pay all expenses, costs, fees and charges of any nature whatsoever arising in connection with or attributable to the Leased Premises or this Lease, and, to assure Lessee's performance, Lessee's parent, Health Management Associates, has delivered its guaranty of payment and performance of Lessee's obligations simultaneously with Lessee's execution of this Lease.

SECTION     15.19 MEMORANDUM OF LEASE
-------------------------------------

     The parties hereto agree that a Memorandum of Lease in the form attached hereto as Exhibit "E" shall be placed of record among the public records of Hernando County, Florida.

SECTION     15.20 FURTHER ASSURANCE
-----------------------------------

     The parties hereto shall perform with all due diligence all acts, applications, authorizations, assignments, transfers, and consents as necessary or appropriate to the fulfillment of the provisions of this Lease Agreement, and will cooperate with each other and execute any and all documents required under this Lease Agreement or that are incident thereto.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed as of the day and year first above written.

                              HERNANDO COUNTY, FLORIDA, a political
                              subdivision of the State of Florida

                              By:/s/ Hannah M. Robinson
                                 ---------------------------------
                              Name: Hannah M. Robinson
                                    ------------------------------
                              Chairman of the Board of County Commissioners



                              HERNANDO HMA, INC., a Florida
                              corporation

                              By:/s/ Earl P. Holland
                                 ---------------------------------
                              Name: Earl P. Holland
                                   -------------------------------
                              Title: Vice Chairman
                                    ------------------------------



STATE OF FLORIDA
COUNTY OF ____________

     The foregoing instrument was acknowledged before me this ____ day of __________________ , 1997, by ______________________________________________
_______________ and ____________________________________ as Chairman and Clerk,
respectively of the Board of County Commissioners of HERNANDO COUNTY, FLORIDA, a political subdivision of the State of Florida, on behalf of the _____________ , who is personally known to me or has produced (state) driver's license no. ______________________ as identification.

My Commission Expires:        ___________________________________
                              Notary Public (Signature)

     (AFFIX NOTARY SEAL)      ___________________________________
                              (Printed Name)

                              ___________________________________
                              (Title or Rank)

                              ___________________________________
                              (Serial Number, if any)